UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2005

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At its September 26, 2005 meeting, the Compensation and Executive Development Committee of the Board of Directors (CEDC) of UIL Holdings Corporation (UIL Holdings) approved, among other actions, the following based on a planned interim review of the first year’s performance of Richard J. Nicholas, UIL Holdings’ Executive Vice President and Chief Financial Officer: (1) an increase in Mr. Nicholas’ base salary to $272,000, and (2) the granting of 5,000 stock options to Mr. Nicholas under the UIL Holdings 1999 Amended and Restated Stock Plan. A copy of the stock option agreement formalizing the granting of these options is attached hereto as exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits - The following exhibits are filed as part of this report:

10.1	Stock Option Agreement dated September 26, 2005, between UIL Holdings Corporation and Richard J. Nicholas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 09/28/05	By /s/ Nathaniel D. Woodson
Nathaniel D. Woodson
Chairman of the Board of Directors,
President and Chief Executive Officer

Exhibit Index

Exhibit	Description

10.1	Stock Option Agreement dated September 26, 2005, between
UIL Holdings Corporation and Richard J. Nicholas.